EXHIBIT 21

                   Matrix Bancorp, Inc. (d/b/a Matrix Bancorp)

                         Subsidiaries of the Registrant

1.    Matrix  Capital  Bank - Organized  Pursuant to a Federal  Savings and Loan
      Charter

2. Matrix Tower Holdings, LLC (d/b/a Matrix Tower Holdings and Matrix Financial Center) - Formed in Delaware

3.    MCNP-1 Corp. - Incorporated in New Mexico

4. Matrix Financial Services Corporation (d/b/a Matrix Home Loans, Matrix Capital Mortgage and Matrix Capital Mortgage Corporation) - Incorporated in Arizona

5.    Matrix Insurance Services Corporation - Incorporated in Arizona

6.    The Vintage Group, Inc. - Incorporated in Texas

7.    Vintage Delaware Holdings, Inc. - Incorporated in Delaware

8.    Sterling Trust Company - Incorporated in Texas

7.    MSCS Ventures, Inc. - Incorporated in Colorado

8. Matrix Settlement & Clearance Services, L.L.C. (d/b/a Matrix Settlement & Clearance Services) - 45% Owned and Organized in New York

9. MSCS Financial Services, LLC (100% owned by Matrix Settlement & Clearance Services, L.L.C.) - Formed in Delaware

10. Matrix Advisory Services, L.L.C. (d/b/a Matrix Advisory Services) - Formed in Delaware

11. Matrix Asset Management Corporation (d/b/a Matrix Asset Management and MTXC Realty) - Incorporated in Colorado

12. Matrix Capital Markets, Inc. (d/b/a Matrix Capital Markets and United Financial, Inc.) - Incorporated in Colorado

13. First Matrix Investment Services Corp. (d/b/a First Matrix Investment Services) - Incorporated in Texas

14.   First Matrix, LLC - Organized in Colorado

15.   Matrix Funding Corp. - Incorporated in Colorado

16.   Equi-mor Holdings, Inc. - Incorporated in Nevada

17.   ABS School  Services,  L.L.C.  (d/b/a ABS School  Services) - Organized in
      Arizona

18.   New Century Property Management Group, LLC - Organized in Arizona

19.   New Century Educational Management Services, LLC - Organized in Arizona

20.   Matrix Bancorp Capital Trust I - Organized Under Delaware Law

21.   Matrix Bancorp Capital Trust II - Organized Under Delaware Law

22.   Matrix Bancorp Capital Trust III- Organized Under Delaware Law

23.   Matrix Bancorp Capital Trust IV - Organized Under Delaware Law

24.   Matrix Bancorp Capital Trust V - Organized Under Delaware Law